UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2021
Arbutus Biopharma Corporation
(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Omnibus Share and Incentive Plan

On May 26, 2021, Arbutus Biopharma Corporation (the “Company”) held its 2021 Annual General and Special Meeting of Shareholders (the “Meeting”). At the Meeting, the Company’s shareholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment (the “Plan Amendment”) to the Company’s 2016 Omnibus Share and Incentive Plan, as supplemented and amended (the “2016 Plan”), to (a) increase the aggregate number of common shares authorized for issuance under the 2016 Plan by 9,000,000 common shares and (b) increase the aggregate number of common shares that may be issued pursuant to incentive stock options granted under the 2016 Plan by 9,000,000 common shares. Summaries of the 2016 Plan and the Plan Amendment are set forth in the Company’s Management Proxy Circular and Proxy Statement for the Meeting filed with the Securities and Exchange Commission on April 8, 2021 (the “Proxy Statement/Circular”). Those summaries and the above descriptions of the 2016 Plan and Plan Amendment do not purport to be complete and are qualified in their entirety by reference to the 2016 Plan and Plan Amendment, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the shareholders voted and: (1) elected each of the Company’s nominees for director; (2) approved the Plan Amendment; (3) approved, by non-binding advisory vote, the compensation of the Company’s named executive officers; (4) approved, by non-binding advisory vote, “1 year” as the preferred frequency of future advisory votes on the compensation of the Company’s named executive officers; and (5) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Meeting.

Proposal 1.	To elect the eight director nominees named in the Proxy Statement/Circular each to serve until the 2022 Annual General Meeting of Shareholders or until his qualified successor has been duly elected or appointed.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frank Torti, M.D.	36,995,954	1,124,462	20,096,095
William H. Collier	36,797,769	1,322,647	20,096,095
Daniel Burgess	34,772,899	3,347,517	20,096,095
Richard C. Henriques	36,644,625	1,475,791	20,096,095
Keith Manchester, M.D.	34,791,448	3,328,968	20,096,095
Eric Venker, M.D., Pharm D.	37,107,254	1,013,162	20,096,095
James Meyers	34,700,973	3,419,443	20,096,095
Andrew Cheng, M.D., Ph.D.	37,104,441	1,015,975	20,096,095

Proposal 2.	To approve an amendment to the 2016 Plan to (a) increase the aggregate number of common shares authorized for issuance thereunder by 9,000,000 common shares and (b) increase the aggregate number of common shares that may be issued pursuant to incentive stock options granted thereunder by 9,000,000 common shares:

Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
34,217,010	3,447,396	456,037	20,096,068

Proposal 3.	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers:

Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
34,997,409	2,754,917	368,089	20,096,096

Proposal 4.	To approve, by a non-binding advisory vote, the preferred frequency of future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
35,659,087	1,472,883	714,128	274,212

The Company has determined, in light of and consistent with the advisory vote of the Company’s stockholders as to the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, to include a stockholder advisory vote on the compensation of the Company’s named executive officers in its annual meeting proxy materials once every year until the next advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

Proposal 5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
56,113,241	1,430,271	672,999	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended
104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ David C. Hastings
Name:	David C. Hastings
Title:	Chief Financial Officer